Exhibit 10.6

Sahara Presentation Systems PLC
as Vendor

Bitcoin Shop Inc.,
formerly known as
TouchIT Technologies Inc.
as Original Buyer

TouchIT Technologies Holdings Inc.
as New Buyer

Sahara Presentation Systems PLC $221,138.56 Main Hardware vendor TouchIT purchases goods from

________________________________________________________________

NOVATION AGREEMENT
relating to Sahara Presentation Systems PLC
________________________________________________________________

THIS AGREEMENT is dated this 30th day of January, 2014 and is by and among:

Sahara Presentation Systems PLC, a company organized and existing under the laws of England and Wales having its principal office at Williams House, Hailey Road, Erith, Kent, DA18 4AA, UK (the "Vendor");

Bitcoin Shop Inc., formerly known as TouchIT Technologies Inc., a publicly traded corporation organized and existing under the laws of the State of Nevada having its principal office at 101 West Big Beaver Road, Suite 1400, Troy, MI  48084 (the “Original Buyer”);

TouchIT Technologies Holdings Inc. , a privately held corporation organized and existing under the laws of the State of Nevada having its principal office at 2051 Villa, Suite 104, Birmingham, Michigan 48009 (the “New Buyer”); and

WHEREAS:

(A)
By a debt in the amount of $221,138.56 as of 30th January 2013 (the "Debt") partially evidenced in the reviewed financial statements of the Original Buyer quarter end September 30, 2013, created by the Original Buyer as due and owing to the Vendor, the Vendor agreed to supply hardware and goods to the Original Buyer and the Original Buyer (therein referred to as the “Buyer”) agreed to accept and take delivery of the same incurring the Debt;

(B)
The Original Buyer and the New Buyer have agreed that the rights and obligations of the Original Buyer under the said Debt shall be assumed by the New Buyer and have requested the Vendor to agree to this; and

(E)	This Agreement sets out the terms and conditions upon which the New Buyer shall be substituted for the Original Buyer as the buyer under the Contract.

NOW IT IS HEREBY AGREED as follows:

1	DEFINITIONS

1.1	Any other words and expressions defined in the Contract shall, unless the context otherwise requires or unless otherwise defined in this Agreement, have the same meanings when used in this Agreement.

1.2	In this Agreement, unless the context otherwise requires:

“Contract” means and includes the said Debt and any associated invoices and/or contracts made between the Vendor and the Original Buyer, and all modifications which may have been made thereto prior to the date hereof, which Debt is evidenced on the audited and/or reviewed financial statements of the Original Buyer for quarter ended September 30, 2013 as filed with the Securities and Exchange Commission (collectively, the "Financial Statements");

“Effective Date” means the date and time when this Agreement has been duly executed by all parties to it.

1.3	Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.4	In this Agreement, unless the context otherwise requires, references to clauses are to be construed as references to clauses of this Agreement.

2	REPRESENTATIONS AND WARRANTIES

2.1	The Original Buyer represents and warrants to the New Buyer that:

(a)
the Original Buyer is duly incorporated and validly existing in good standing under the laws of the State of Nevada and has power to carry on its business as it is now being conducted and to own its property and other assets;

(b)
the Original Buyer has power to execute, deliver and perform its obligations under the Contract and this Agreement and all necessary corporate, shareholder and other action has been taken to authorize the execution, delivery and performance of the same;

(c)	the Contract and this Agreement constitute or will, upon execution thereof, constitute valid, legally binding and enforceable obligations of the Original Buyer.

2.2	The Vendor represents and warrants to the Original Buyer and the New Buyer that:

(a)
the Vendor is duly incorporated and validly existing in good standing under the laws of England and Wales and has power to carry on its business as it is now being conducted and to own its property and other assets;

(b)
the Vendor has power to execute, deliver and perform its obligations under the Contract and this Agreement and all necessary corporate, shareholder and other action has been taken to authorize the execution, delivery and performance of the same;

(c)
for purposes of this Agreement, the expression “Confidential Information” means all information of any nature  previously, presently, or subsequently disclosed by the Original Buyer to the Vendor relating to the Original Buyer's business including, but not limited to, information concerning that certain asset purchase agreement between the Original Buyer and the New Buyer and any other associated documents which contain or otherwise reflect or are generated from such information, all information relating to business, financial, customer and product development plans;

(d)
the Vendor agrees to keep all Confidential Information secret and confidential, not use any Confidential Information to obtain any financial, commercial, trading and/or other advantage, not disclose Confidential Information to any third party whatsoever, not make any announcement or disclosure regarding this Agreement, and not act on the Confidential Information to buy any stock in the public marketplace of the Original Buyer or to otherwise participate in any insider trading.

(e)	the Contract and this Agreement constitute or will, upon execution thereof, constitute valid, legally binding and enforceable obligations of the Vendor.

2.3	The New Buyer represents and warrants to each of the Vendor and the Original Buyer that:

(a)
the New Buyer is duly incorporated and validly existing in good standing under the laws of the State of Nevada and has power to carry on its business as it is now being conducted and to own its property and other assets;

(b)
the New Buyer has power to execute, deliver and perform its obligations under or in connection with this Agreement and all necessary corporate, shareholder and other action has been taken to authorize the execution, delivery and performance of the same;

(c)	this Agreement constitutes valid, legally binding and enforceable obligations of the New Buyer;

(d)
every consent, authorisation, licence or approval of, or registration with or declaration to, governmental or public bodies of authorities or courts required by the New Buyer to authorize, or required by the New Buyer in connection with, the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement or the performance by the Vendor of its obligations under or in connection with this Agreement has been obtained and is in full force and effect and there has been no default in the observance of any of the conditions or restrictions imposed in, or in connection with, any of the same.

3	NOVATION OF CONTRACT

3.1
The Original Buyer, the New Buyer and the Vendor hereby agree that, with effect from the Effective Date and in consideration of the undertakings and releases herein contained the New Buyer shall be and is hereby substituted in place of the Original Buyer as a party to the Contract and that the Contract shall henceforth be construed and treated in all respects as if the New Buyer was named therein instead of the Original Buyer.

3.2
The New Buyer hereby agrees with the Vendor that, as and with effect from the Effective Date, the New Buyer shall duly and punctually perform and discharge all liabilities and obligations whatsoever from time to time to be performed or discharged by them or by virtue of the Contract in all respects as if the New Buyer was named therein instead of the Original Buyer.

3.3
The Vendor hereby agrees with the New Buyer that, as and with effect from the Effective Date, the Vendor shall be bound by the Contract in all respects as if the New Buyer was (and had at all times been) named therein instead of the Original Buyer.

3.4
The Vendor and the Original Buyer hereby, as and with effect from the Effective Date, mutually release and discharge each other from all liabilities, obligations, claims and demands whatsoever touching or concerning the Contract and in respect of anything done or omitted to be done under or in connection therewith but without prejudice to the rights of the New Buyer and the Vendor against each other in respect of any such liabilities, obligations, claims and demands.

4	AMENDMENTS TO CONTRACT

4.1	The New Buyer and the Vendor agree that with effect from the Effective Date:

Notices to the Buyer shall, for the purposes of the Contract, be sent to the New Buyer at: TouchIT Technologies Holdings Inc., 2051 Villa, Suite 104, Birmingham, Michigan 48009.

4.2	Save as amended hereunder and for the substitution of the New Buyer as the “Buyer” under the Contract, the Contract shall remain in full force and effect.

5	NOTICES

5.1	Any and all notices to be given under the terms of this Agreement shall be given in writing and shall be delivered personally or by facsimile or first class post to the following address:

(a)	To the Vendor:

Sahara Presentation Systems PLC
Williams House, Hailey Road
Erith, Kent
DA18 4AA
England

(b)	To the Original Buyer:

Bitcoin Shop Inc.
10020 Raynor Road
Silver Spring, Maryland 20901

(c)	To the New Buyer:

TouchIT Technologies Holdings Inc.
2051 Villa
Suite 104
Birmingham, Michigan 48009

5.2	Notice shall be effective, in the case of a letter, on actual receipt, and in the case of a facsimile, on receipt by the sender of a confirmed transmission report.

6	COUNTERPARTS

6.1
This Agreement may be executed in any number of counterparts each of which, when so executed, shall be deemed to be an original but such counterparts shall together constitute but one and the same instrument.

7	FEES AND COSTS

7.1	Each party shall be responsible for its own fees and expenses in relation to the preparation, execution and completion of this Agreement.

8	GOVERNING LAW

8.1	This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, without giving effect to conflict of laws principles thereof.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Vendor, the Original Buyer and the New Buyer have executed this Agreement as of the day and year first above written.

VENDOR:

Sahara Presentation Systems PLC

By:
Name: Nigel Batley
Title: Director

ORIGINAL BUYER:

TouchIT Technologies Inc., now known as Bitcoin Shop Inc.

By:	/s/ Andrew Brabin
Name: Andrew Brabin
Title: CEO

NEW BUYER:

TouchIT Technologies Holdings Inc.

By:	/s/ Andrew Brabin
Name: Andrew Brabin
Title: CEO